SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 23, 2016 (May 20, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                             Submission of Matters to a Vote of Security Holders.

On May 20, 2016, Dynegy Inc. (“Dynegy”) held its 2016 Annual Meeting of Stockholders. A total of 104,664,741 shares of Dynegy’s common stock were present or represented by proxy at the meeting. During the meeting four proposals were voted upon. The votes were as follows:

Proposal 1 — Election of seven directors to serve until the 2017 Annual Meeting of Stockholders, or until successors have been elected or appointed.

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Hilary E. Ackermann	94,174,603	178,741	10,311,397
Paul M. Barbas	93,755,574	597,770	10,311,397
Robert C. Flexon	94,155,702	197,642	10,311,397
Richard Lee Kuersteiner	93,921,831	431,513	10,311,397
Jeffrey S. Stein	93,950,645	402,699	10,311,397
John R. Sult	94,172,239	181,105	10,311,397
Pat Wood III	93,429,216	924,128	10,311,397

Proposal 2 — Approval, on an advisory basis, of the compensation of Dynegy’s named executive officers described in Dynegy’s 2016 Proxy Statement.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
70,689,438	23,584,377	79,529	10,311,397

Proposal 3 — Approval of amendments to Dynegy’s 2012 Long Term Incentive Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
85,137,966	9,137,956	77,422	10,311,397

Proposal 4 — Ratification of the appointment of Ernst and Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2016.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
104,358,987	250,253	55,501

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: May 23, 2016	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

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